Exhibit 32.2

INTERSTATE HOTELS & RESORTS, INC.
SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

In connection with this quarterly report on Form 10-Q of Interstate Hotels & Resorts, Inc. (the “Registrant”) for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James A. Calder, Chief Financial Officer of the Registrant, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 6, 2003

/s/ James A. Calder James A. Calder Chief Financial Officer